Exhibit 10.3

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND PARENT GUARANTY

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT AND PARENT GUARANTY (this “Amendment”) is made as of the 6th day of August 2019, and amends and is supplemental to (a) that certain credit agreement dated as of September 26, 2018 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (b) that certain guaranty dated as of September 28, 2018 (as may be amended, supplemented or otherwise modified from time to time, the “Parent Guaranty”), and is by and among (i) SEACOR Marine Foreign Holdings Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”), as borrower, (ii) SEACOR Marine Holdings Inc., a corporation incorporated under the laws of the State of Delaware (the “Parent Guarantor”), as parent guarantor, (iii) the entities identified on Schedule 1-A hereto as subsidiary guarantors, (iv) each of the New Vessel Owning Entities (as hereinafter defined), (v) DNB BANK ASA, New York Branch (“DNB Bank”), as facility agent for the Creditors (in such capacity, the “Facility Agent”), as security trustee for the Creditors (in such capacity, the “Security Trustee”), (vi) the banks, financial institutions and institutional lenders whose names and addresses are set out in Schedule 1-B thereto, as lenders (together with any assignee pursuant to the terms of Section 10 of the Credit Agreement, the “Lenders”, and each separately, a “Lender”), (vii) the Swap Banks, (viii) DNB Markets, Inc., Clifford Capital Pte. Ltd. and NIBC Bank N.V. as mandated lead arrangers, and (ix) DNB Markets, Inc. as coordinator and bookrunner.  Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower has requested that the Lenders execute and deliver this Amendment in order to, among other things, (a) amend certain financial covenants contained in the Parent Guaranty, and (b) substitute the United States flag Vessel LIAM J MCCALL, Official No. 1265843 (the “Released Vessel”), which is a Credit Support Vessel, with (i) the Marshall Islands flag Vessel CARLENE MCCALL, Official No. 8491, which is owned by SEACOR Offshore McCall LLC, a Delaware limited liability company (“SEACOR Offshore McCall”), and (ii) the Marshall Islands flag Vessel NAJLA MCCALL, Official No. 7889 (together with the CARLENE MCCALL, the “New Credit Support Vessels”), which is owned by SEACOR Offshore LLC, a Delaware limited liability company (“SEACOR Offshore” and together with SEACOR Offshore McCall, the “New Vessel Owning Entities”), each of which will be a Credit Support Vessel.

WHEREAS, the Lenders have agreed to amend and modify certain terms and provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment of the Credit Agreement.  The parties hereto agree that:

(a)

All references to “this Agreement” shall be deemed to refer to the Credit Agreement, as amended hereby, and each reference to the “Credit Agreement”, including any prior iteration thereof, in any Transaction Document shall be deemed to be a reference to the Credit Agreement as amended, supplemented or otherwise modified from time to time, including but not limited to as amended by this Amendment.

(b)	Schedule 4 of the Credit Agreement shall be replaced in its entirety with Schedule 4 attached hereto.

(c)	Section 1.1 of the Credit Agreement shall be amended by adding the following new definitions:

“SEACOR Offshore” means SEACOR Offshore LLC, a Delaware limited liability company.

“SEACOR Offshore McCall” means SEACOR Offshore McCall LLC, a Delaware limited liability company.

(d)	Section 1.1 of the Credit Agreement shall be amended by deleting the definition of Vessel Owning Entity and replacing it with the following:

“Vessel Owning Entity” means each Subsidiary Guarantor, SEACOR Marine, SEACOR Offshore, SEACOR Offshore McCall and the owner of any other vessel mortgaged to the Security Trustee pursuant to the terms of this Agreement;

(e)	Section 9.1(d)(i) of the Credit Agreement shall be amended and restated as follows:

“(i)

as soon as available but not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower ending after the Closing Date, complete copies of the consolidated financial reports of the Borrower, all in reasonable detail, which shall include at least the consolidated balance sheet the Borrower as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, unaudited, but accompanied by the certification of the chief executive officer, chief financial officer or controller of the Borrower that such financial statements fairly present the financial condition of the Borrower as at the dates indicated, subject to changes resulting from audit and normal year-end adjustments;”;

(f)

Section 9.3 of the Credit Agreement shall be amended by deleting the text “less than one hundred forty percent (140%) (the “Required Percentage”)” and replacing it with “less than (a) one hundred fifty percent (150%) for the period through December 31, 2021, and (b) one hundred forty percent (140%) at any time after December 31, 2021, (as the case may be, the “Required Percentage”)”;

(g)	Section 9.4(a) of the Credit Agreement shall be amended and restated as follows:

“(a)At any time after the second anniversary of the Closing Date, provided that the Parent Guarantor is in compliance with the required ratio of Consolidated EBITDA to Consolidated Net Interest Expense set forth in Section 4(a)(xvi) of the Parent Guaranty as such ratio was set forth in the Parent Guaranty as at the Closing Date, upon the written request of the Borrower to the Facility Agent, (i) any lien created pursuant to any Security Document in respect of any of the Additional Credit Support Vessels shall be released and (ii) the relevant Vessel

Owning Entity shall be released from this Agreement (if it owns no other Vessel mortgaged to the Security Trustee) and any Security Document to which it is party, provided, that before and after giving effect to any such release, (A) the aggregate Fair Market Value of the Vessels is more than two hundred percent (200%) of the principal amount of the Loan then outstanding and (B) no Event of Default has occurred or is continuing.  For the avoidance of doubt, this paragraph (a) of Section 9.4 does not apply to the sale of a Vessel pursuant to paragraph (a) of Section 5.4.

(h)	Section 9.4(c) of the Credit Agreement shall be amended by deleting the text “(including, without limitation, the LIAM J MCCALL)”.

2.Amendment of the Parent Guaranty.  The parties hereto agree that:

(a)

All references to “this Guaranty” unless otherwise specified shall be deemed to refer to the Parent Guaranty, as amended hereby, and each reference to the “Parent Guaranty”, including any prior iteration thereof, unless otherwise specified, in any Transaction Document shall be deemed to be a reference to the Parent Guaranty, as amended, supplemented or otherwise modified from time to time, including but not limited to as amended by this Amendment.

(b)	Section 1 of the Parent Guaranty shall be amended by deleting the definition of “Consolidated EBITDA” in its entirety and replacing it with:

““Consolidated EBITDA” means, for any accounting period, the consolidated net income of the Parent Guarantor and its Subsidiaries on a consolidated basis for that accounting period:

(a)	plus, to the extent reducing consolidated net income, the sum, without duplication, of:
(i)	provisions for all federal, state, local and foreign income taxes and any tax distributions;
(ii)	Consolidated Net Interest Expense;
(iii)

any net after tax extraordinary, nonrecurring or unusual loss, expense or charge (less all fees and expenses relating thereto) including without limitation any severance, relocation, office or facility closure or other restructuring charge or restructuring expense, in an aggregate amount not to exceed $8,000,000 while the Loan is outstanding; and

(iv)

depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts) and any extraordinary losses;

(b)	minus, to the extent added in computing the consolidated net income of the Parent Guarantor for that accounting period, any non-cash income or non-cash gains (excluding any such non cash gain to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period);”;
(c)	Section 4(a) of the Parent Guaranty shall be amended by (i) deleting clause (xvi) in its entirety and replacing it with:

“(xvi) maintain as of the last day of each fiscal quarter described below a ratio of (x) Consolidated EBITDA to (y) Consolidated Net Interest Expense of not less than:

(1) 1.50:1.00 for the four consecutive fiscal quarters ending on each of June 30, 2020, September 30, 2020 and December 31, 2020;

(2) 2.00:1.00 for the four consecutive fiscal quarters ending on each of March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021; and

(3) 3.00:1.00 for each four consecutive fiscal quarters of the Parent Guarantor thereafter.”; and

(ii) deleting clause (v) in the proviso to such section in its entirety and replacing it with “(v) in each period of four consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no Cure Right is exercised and the Cure Right shall not be exercised in more than two (2) fiscal quarters over the term of this Guaranty.”; and

(d)	Section 4(b)(vii) of the Parent Guaranty shall be amended by deleting “within two (2) years from the date hereof” and replacing it with “prior to January 1, 2022”.

3.Conditions to the Effectiveness of this Amendment.  This Amendment shall become effective on the date (the “Effective Date”) on which the following conditions shall have been met:

(a)	This Amendment. Each of the parties hereto shall have duly executed and delivered this Amendment;
(b)	Corporate Authority. The Facility Agent shall have received the following documents in form and substance reasonably satisfactory to the Facility Agent:
(i)

copies, certified as true and complete by an officer, director or managing member (as applicable) of each New Vessel Owning Entity and each Credit Party of the resolutions of the directors, members or managers thereof evidencing approval of this Amendment and with respect to the New Vessel Owning Entities, the New Collateral Vessel Security Documents to which each is or is to be a party, as the case may be, and authorizing an appropriate person or persons or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

(ii)	copies, certified as true and complete by an officer, director or managing member (as applicable) of each New Vessel Owning Entity and each Credit

Party of all documents evidencing any other necessary action (including actions by such parties thereto other than the New Vessel Owning Entities and Credit Parties as may be required by the Lenders), approvals or consents with respect to this Amendment and with respect to the New Vessel Owning Entities, the New Collateral Vessel Security Documents to which each is or is to be a party, as the case may be;

(iii)

copies, certified as true and complete by an officer, director or managing member (as applicable) of each New Vessel Owning Entity and each Credit Party of the certificate of formation, articles of incorporation, memorandum of association, operating agreement or by-laws, as the case may be, or equivalent instruments thereof;

(iv)	certificate of the jurisdiction of formation of each New Vessel Owning Entity and each Credit Party as to the good standing thereof;
(v)

copies, certified as true and complete by an officer, managing member or director (as applicable) of each New Vessel Owning Entity and each Credit Party of the names and true signatures of the officers or directors (as applicable) of such New Vessel Owning Entity and such Credit Party signing this Amendment and with respect to the New Vessel Owning Entities, each New Collateral Vessel Security Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder, as the case may be; and

(vi)

a certificate signed by an officer, managing member or director (as applicable) of each New Vessel Owning Entity and each Credit Party (or its managing member) to the effect that the representations and warranties of such New Vessel Owning Entity and such Credit Party contained in this Amendment, and with respect to the New Vessel Owning Entities, the other New Collateral Vessel Security Documents to which each is or is to be a party, as the case may be, are true and correct as of the date of such certificate;

(c)	The New Credit Support Vessels. The Facility Agent shall have received evidence satisfactory to it that each New Credit Support Vessel:
(i)

is in the sole and absolute ownership of the relevant New Vessel Owning Entity and duly registered in such New Vessel Owning Entity’s name under the laws and flag of the relevant Designated Jurisdiction, unencumbered, save and except for the relevant Mortgage recorded against it, the Assignments, and Permitted Liens;

(ii)	is classed in the highest classification and rating for vessels of the same age and type with the respective Classification Society without any material outstanding recommendations affecting class;
(iii)	is operationally seaworthy and in every way fit for its intended service; and
(iv)	insured in accordance with the provisions of the applicable Mortgage and Section 9.1(v) of the Credit Agreement and all requirements of the applicable Mortgage and Section 9.1(v) of the Credit Agreement in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers, including confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Facility Agent);

(d)	Mortgages. Each New Vessel Owning Entity shall have duly executed, and delivered to the Facility Agent, the Mortgage over its New Credit Support Vessel;
(e)

Recording of the Mortgages.  The Facility Agent shall have received satisfactory evidence that the Mortgage over each New Credit Support Vessel has been duly recorded under the laws of the relevant Designated Jurisdiction and constitutes a first preferred mortgage lien under the laws of the relevant Designated Jurisdiction;

(f)

Assignments.  Each of the New Vessel Owning Entities shall have delivered to the Facility Agent duly executed copies of the following (collectively, with the Mortgages over the New Credit Support Vessels, the “New Collateral Vessel Security Documents”):

(i)	an Insurances Assignment over each New Credit Support Vessel;
(ii)	an Earnings Assignment over each New Credit Support Vessel;
(iii)

a Charter Assignment with respect to any Charter in excess of (or capable of exceeding, by virtue of any optional extension) 12 months over each New Credit Support Vessel (on a commercially reasonable basis if the relevant vessel employment agreement expressly prohibits such assignment); and

(iv)	the Assignment Notices with respect to the above mentioned Assignments;
(g)

Vessels Liens.  Each New Vessel Owning Entity shall deliver to the Facility Agent evidence satisfactory to it and to its counsel that, save for the liens created by the Mortgage and the Assignments, there are no liens, charges or encumbrances of any kind whatsoever on its New Credit Support Vessels, or on its earnings except as permitted by the Credit Agreement or by any of the New Collateral Vessel Security Documents;

(h)

Compliance with ISM Code, ISPS Code, Annex VI and MTSA.  Each New Vessel Owning Entity shall deliver to the Facility Agent evidence satisfactory to it and to its counsel that its New Credit Support Vessel complies and the Operator complies with the requirements of the ISM Code, ISP Code, Annex VI and MTSA including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto and the Facility Agent shall have received a copy of the DOC, SMC, ISSC and IAPPC for each such New Credit Support Vessel;

(i)

No Threatened Withdrawal of DOC, ISSC, SMC or IAPPC.  Each New Vessel Owning Entity shall deliver to the Facility Agent a certificate of such New Vessel Owning Entity certifying that there is no actual or, to the best of such New Vessel Owning Entity’s knowledge, threatened withdrawal of any Operator’s DOC, ISSC, SMC, IAPPC or other certification or documentation related to the ISM Code, ISPS Code, Annex VI or otherwise required for the operation of its New Credit

Support Vessel or in respect to such New Vessel Owning Entity’s New Credit Support Vessel;
(j)

Evidence of Current COFR.  The Facility Agent shall have received evidence of current compliance with any applicable requirement for a Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for each New Credit Support Vessel, as applicable;

(k)

Vessel Appraisals.  The Facility Agent shall have received two appraisals of the Fair Market Value of each New Credit Support Vessel in form and substance satisfactory to the Facility Agent, and the aggregate Fair Market Value (as evidenced by such appraisals) of all the New Credit Support Vessels to be mortgaged to the Security Trustee following the effectiveness of this Amendment shall comply be equal to or greater than the Fair Market Value of the Release Vessel;

(l)

Insurance Report.  The Facility Agent shall have received a detailed report from a firm of independent marine insurance consultants appointed by the Facility Agent in respect of the insurances on each New Credit Support Vessel, in form and substance satisfactory to the Facility Agent, the cost of such report to be for the account of the Borrower;

(m)

Vessel Manager Documents.  Each Vessel Manager managing a New Credit Support Vessel shall have duly executed and delivered to the Facility Agent the Vessel Manager’s Undertaking relating to the relevant New Credit Support Vessel together with a copy of the Management Agreement;

(n)

Filings. Each New Vessel Owning Entity shall have duly delivered to the Facility Agent the Uniform Commercial Code financing statements for filing with such jurisdictions as the Facility Agent may reasonably require;

(o)

Licenses, Consents and Approvals.  The Facility Agent shall have received satisfactory evidence that all necessary licenses, consents and approvals in connection with the transactions contemplated by this Amendment and the New Collateral Vessel Security Documents have been obtained;

(p)

Know Your Customer Requirements.  The Facility Agent shall have received documentation to the satisfaction of each Lender in connection with its know your customer requirements relating to the New Vessel Owning Entities;

(q)

Legal Opinions.  The Facility Agent shall have received legal opinions addressed to the Lenders from Watson Farley & Williams LLP, special counsel to the Security Parties and Vessel Owning Entities, as to matters of New York law, Delaware law, Marshall Islands law and United States maritime law, in such form as the Facility Agent may require, as well as such other legal opinions as the Facility Agent shall have required as to all or any matters under the laws of the United States of America, the State of New York, the State of Delaware and the Republic of the Marshall Islands in a form acceptable to the Facility Agent and its counsel;

(r)	Charters. The Facility Agent shall have received certified copies of all Charters relating to the New Credit Support Vessels; and
(s)

Inventory of Hazardous Materials.  The Facility Agent shall have received a copy of the Inventory of Hazardous Materials with respect to each New Credit Support Vessel, commencing on the date of the first drydocking of such New Credit Support Vessel after the Closing Date;

(t)

Process Agent. Each New Vessel Owning Entity (other than those incorporated in the United States) shall have appointed a process agent in the State of New York and the Facility Agent shall have received evidence of the acceptance of such appointment from such process agent; and

(u)	Amendment Fee. The Facility Agent shall have received payment in full of any amendment fee agreed between the Borrower and the Facility Agent.

4.Release of Released Vessel.  Upon the Effective Date, the Lenders agree that the Collateral relating to the Released Vessel shall be irrevocably and unconditionally released, and hereby authorize the Security Trustee to enter into a release and reassignment agreement and such other documents as necessary to terminate the security interest in the Collateral relating to the Released Vessel.

5.Expenses.  The Borrowers hereby agree to pay to the Facility Agent, the Security Trustee and the Lenders all reasonable expenses related to this Amendment in accordance with Section 13.2 of the Credit Agreement, including any expenses of preparation, negotiation, execution and administration of this Amendment and the reasonable fees and disbursements of the Facility Agent, the Security Trustee and the Lenders’ counsel in connection herewith.

6.Representations and Warranties.  Each of the Credit Parties and the New Vessel Owning Entities represents and warrants to the Facility Agent as of the date hereof and as of the Effective Date that:

(a)

all acts, filings, conditions and things required to be done and performed and to have happened (including, without limitation, the obtaining of all necessary corporate or shareholder approvals and all governmental approvals, including those of any monetary or exchange control authority) precedent to the entering into of this Amendment to constitute this Amendment the duly authorized, legal, valid and binding obligation of such Credit Party or the New Vessel Owning Entity, as applicable, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws; and

(b)

immediately after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects, except for (A) representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date, or (B) representations and warranties which are no longer true and correct as of a result of a transaction expressly permitted by the Credit Agreement as amended hereby, and no Event of Default shall have occurred and be continuing.

7.No Defaults.  Each of the Credit Parties and the New Vessel Owning Entities hereby represents and warrants that as of the date hereof and as of the Effective Date there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

8.Covenants.  Each of the Credit Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and the other Transaction Documents to which it is a party, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings so long as the Credit Agreement, as amended hereby, shall remain in effect.

9.No Other Amendment.  All other terms and conditions of the Credit Agreement and each of the other Transaction Documents shall remain in full force and effect and the Credit Agreement and Parent Guaranty shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

10.Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

11.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

12.Effect of Amendment.  All references in any Transaction Document to the Credit Agreement or the Parent Guaranty on and after the Effective Date shall be deemed to refer to the Credit Agreement or Parent Guaranty as the case may be as amended hereby, and the parties hereto agree that, except as amended by this Amendment, all of the terms and provisions of the Credit Agreement and the Parent Guaranty shall remain in full force and effect. This Amendment is a Transaction Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

SEACOR MARINE HOLDINGS INC., as Parent Guarantor

By: __/s/ John Gellert___________
Name: John Gellert
Title: President/CEO

SEACOR MARINE FOREIGN HOLDINGS INC., as Borrower

By: __/s/ John Gellert___________
Name: John Gellert
Title: President

AARON S. MCCALL LLC, as Subsidiary Guarantor

By: __/s/ John Gellert___________
Name: John Gellert
Title: President

ALYA MCCALL LLC,
as Subsidiary Guarantor

By: __/s/ John Gellert___________
Name: John Gellert
Title: President

MICHAEL G MCCALL LLC,
as Subsidiary Guarantor

By: __/s/ John Gellert___________
Name: John Gellert
Title: President

FALCON PEARL LLC,
as Subsidiary Guarantor

By:__/s/ John Gellert___________
Name: John Gellert
Title: Vice President

FALCON DIAMOND LLC,
as Subsidiary Guarantor

By:__/s/ John Gellert______________
Name: John Gellert
Title: Vice President

SEA-CAT CREWZER LLC,
as Subsidiary Guarantor

By:__/s/ John Gellert___________
Name: John Gellert
Title: President

SEA-CAT CREWZER II LLC,
as Subsidiary Guarantor

By:__/s/ John Gellert___________
Name: John Gellert
Title: President

SEACOR HAWK LLC,
as Subsidiary Guarantor

By:__/s/ John Gellert___________
Name: John Gellert
Title: Vice President

SEACOR EAGLE LLC,
as Subsidiary Guarantor

By:__/s/ John Gellert___________
Name: John Gellert
Title: Vice President

PUTFORD ACHIEVER LTD.,
as Subsidiary Guarantor

By:__/s/ John Annis___________
Name: John Annis
Title: Director

PUTFORD SAVIOUR LTD.,
as Subsidiary Guarantor

By:__/s/ John Annis___________
Name: John Annis
Title: Director

PUTFORD PRIDE LTD.,
as Subsidiary Guarantor

By:__/s/ John Annis___________
Name: John Annis
Title: Director

PUTFORD JAGUAR LTD.,
as Subsidiary Guarantor

By:__/s/ John Annis___________
Name: John Annis
Title: Director

PUTFORD DEFENDER LIMITED,
as Subsidiary Guarantor

By:__/s/ John Annis___________
Name: John Annis
Title: Director

PUTFORD PHOENIX LIMITED,
as Subsidiary Guarantor

By:__/s/ John Annis___________
Name: John Annis
Title: Director

SEACOR OFFSHORE MCCALL LLC,
as a New Vessel Owning Entity

By:__/s/ John Gellert______________
Name: John Gellert
Title: President

SEACOR OFFSHORE LLC,
as a New Vessel Owning Entity

By:__/s/ John Gellert______________
Name: John Gellert
Title: President

DNB BANK ASA, NEW YORK BRANCH as Facility Agent, Security Trustee and Swap Bank

By: __/s/ Samantha Stone______________
Name: Samantha Stone
Title: Assistant Vice President

By:__/s/ Ahelia Singh______________
Name: Ahelia Singh
Title: Assistant Vice President

DNB CAPITAL LLC, as Lender

By:__/s/ Philippe Wulfers______________
Name: Philippe Wulfers
Title: First Vice President

By: __/s/ Andrew J. Shohet______________
Name: Andrew J. Shohet
Title: Senior Vice President

CLIFFORD CAPITAL PTE. LTD.
as Lender

By:__/s/ Richard Desai______________
Name: Richard Desai
Title: Chief Risk Officer

NIBC BANK N.V.
as Lender

By:__/s/ Paulien Hop______________
Name: Paulien Hop
Title: Executive Director By:__/s/ Arnoud de Ridder____________
Name: Arnoud de Ridder Title: Associate Director

HANCOCK WHITNEY BANK,
as Lender

By:__/s/ Tommy D. Pitre______________
Name: Tommy D. Pitre
Title: Senior Vice President

CITICORP NORTH AMERICA, INC., as Lender

By:__/s/ Jim Reilly______________
Name: Jim Reilly
Title: Vice President

SCHEDULE 4

SCHEDULE 4-A

CREDIT SUPPORT VESSELS

Asset Class / Name	Owner	Flag
Fast Supply Vessels
SEACOR Cheetah	Sea-Cat Crewzer LLC	Marshall Islands
SEACOR Cougar	Sea-Cat Crewzer LLC	Marshall Islands
SEACOR Leopard	Sea-Cat Crewzer II LLC	Marshall Islands
SEACOR Lynx	Sea-Cat Crewzer II LLC	Marshall Islands
Aaron S. McCall	Aaron S. McCall LLC	Marshall Islands
Alya McCall	Alya McCall LLC	Marshall Islands
Michael G McCall	Michael G McCall LLC	Marshall Islands
Najla McCall	SEACOR Offshore LLC	Marshall Islands
Carlene McCall	SEACOR Offshore McCall LLC	Marshall Islands

Liftboats
Falcon Diamond	Falcon Diamond LLC	Marshall Islands
Falcon Pearl	Falcon Pearl LLC	Marshall Islands

Standby Vessels
Putford Achiever	Putford Achiever Ltd.	Cayman Islands
Putford Saviour	Putford Saviour Ltd.	Cayman Islands
Centrica Pride	Putford Pride Ltd.	United Kingdom
Putford Jaguar	Putford Jaguar Ltd.	United Kingdom

SCHEDULE 4-B

ADDITIONAL CREDIT SUPPORT VESSELS

Asset Class / Name	Owner	Flag
Fast Supply Vessels
John G McCall	SEACOR Marine LLC	United States
Michael Crombie McCall	SEACOR Marine LLC	United States

Liftboats
SEACOR Hawk	SEACOR Hawk LLC	United States
SEACOR Eagle	SEACOR Eagle LLC	United States

Standby Vessel
Putford Defender	Putford Defender Limited	United Kingdom
Putford Phoenix	Putford Phoenix Limited	United Kingdom